Exhibit 99.1

Merchants Bancshares, Inc. Announces Completion of Merger with NUVO Bank & Trust Company

SOUTH BURLINGTON, Vt., Dec. 4, 2015 /PRNewswire/ -- Merchants Bancshares, Inc. (NASDAQ: MBVT), today announced the completion of the merger of NUVO Bank & Trust Company (NUVO), located in Springfield, Massachusetts. NUVO's banking business will be operated as a division of Merchants Bank, a wholly owned subsidiary of Merchants. Total compensation paid by Merchants for NUVO's outstanding stock is comprised of approximately 517,100 shares of common stock and $5.106 million in cash. Merchants also paid an aggregate of approximately $878,000 to cash out NUVO stock options and a portion of its common stock warrants and issued replacement warrants to purchase Merchants common stock on adjusted terms.

With completion of the merger, Merchants Bancshares now has consolidated assets of approximately $2.0 billion and 33 banking locations, including the new office in Springfield, Massachusetts.

"We are pleased to welcome NUVO's clients, employees and shareholders to our Bank", said Geoffrey Hesslink, Merchants Bank President and CEO. "We are excited to expand our footprint beyond Vermont and entering the Springfield and greater Western Massachusetts commercial banking market. We look forward to providing our new customers with Merchants' exceptional service and banking products, supported by our growing team that now includes NUVO's banking professionals."

Donald R. Chase, the Chair of NUVO's Board of Directors, will join the Boards of Directors of Merchants Bancshares and Merchants Bank. Joining Merchants Bank's management team are M. Dale Janes, NUVO's CEO, who will serve as Merchants Bank's Regional President – Western Massachusetts, and Jeffrey S. Sattler, NUVO's President and Chief Loan Officer, who will serve as Merchants Bank's Managing Director for Western Massachusetts.

"The Board and management of Merchants are delighted to have successfully completed this strategic acquisition and welcome Don Chase to the Board," stated Merchants Bancshares President and CEO Michael R. Tuttle."

About Merchants
Merchants Bancshares, Inc. (NASDAQ: MBVT) is the parent company of Merchants Bank, headquartered in South Burlington, Vermont. Established in 1849, Merchants Bank is the largest Vermont-based bank, independently and locally operated. Consumer, business, municipal and investment customers enjoy personalized relationships, sophisticated online and mobile banking options, with 32 branches in Vermont and 1 in Massachusetts. Merchants Bank (Member FDIC, Equal Housing Lender) has earned several "Best Places to Work in Vermont" awards. American Banker ranks Merchants Bank a "Top 200" in America among 851 peers. www.mbvt.com

Cautionary Note Regarding Forward-Looking Statements
This document contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this Cautionary Note is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) costs or difficulties related to the integration of the business following the merger; (2) changes in general, national or regional economic conditions; (3) the anticipated benefits and cost savings from the merger may not be fully realized or may take longer than expected to realize; (4) diversion of management resources to merger-related or integration issues; (5) the reaction to the merger on the part of NUVO customers and the banking public more generally in Western Massachusetts; (6) changes in loan default and charge-off rates; (7) changes in interest rates or credit availability; (8) changes in government regulation; (9) changes in levels of income and expense in non-interest income and expense related activities; and (10) competition and its effect on pricing, spending, third-party relationships and revenues. The foregoing list should not be construed as exhaustive, and Merchants undertakes no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please refer to the filings by Merchants with the Securities and Exchange Commission (SEC), including its periodic and current reports, and to the proxy statement/prospectus included in Merchants' Registration Statement on Form S-4 relating to the merger, which are available on the SEC's website, at www.sec.gov.

Contact: Jodi L. Bachand, Merchants Bank, at (802) 865-1807

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